                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 18, 1997 accompanying the consolidated financial statements included in the Annual Report of Ciatti's, Inc. on Form 10-KSB for the fifty-two weeks ended June 29, 1997. We consent to the incorporation by reference of said report in the Registration Statements of Ciatti's, Inc. on Form S-8, File No. 33-28306, effective April 24, 1989; Form S-8, File No. 33-76974, effective March 28, 1994; and Form S-2, File No. 333-23233, effective June 2, 1997.

                                       GRANT THORNTON LLP

                                       /s/ Grant Thornton LLP

Minneapolis, Minnesota
September 22, 1997

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